                                                                 EXHIBIT (a)(36)

                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

                             ARTICLES SUPPLEMENTARY

     AMERICAN CENTURY CAPITAL  PORTFOLIOS,  INC., a Maryland  corporation  whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland
that:

     FIRST:  The  Corporation  is  registered  as an open-end  company under the
Investment Company Act of 1940.

     SECOND: Pursuant to authority expressly vested in the Board of Directors by
Article  FIFTH and  Article  SEVENTH of the  Articles  of  Incorporation  of the
Corporation, the Board of Directors of the Corporation has (i) established a new
B class of shares for Equity Income Fund (ii) established new B, C and R classes of shares for Real Estate Fund and (iii)  increased in some cases and  decreased in some cases the number of shares of capital  stock of certain  series that the
Corporation  has authority to issue in accordance  with Section  2-105(c) of the
Maryland General Corporation Law (the "Reallocation").

     THIRD:  Immediately  prior  to the  Reallocation  the  Corporation  had the authority  to issue  Five  Billion  (5,000,000,000)  shares  of  capital  stock.
Following  the  Reallocation,  the  Corporation  has the authority to issue Five
Billion (5,000,000,000) shares of capital stock.

     FOURTH:  The par value of shares of the Corporation's  capital stock before the Reallocation was, and after the Reallocation is, One Cent ($0.01) per share.

     FIFTH:  Immediately prior to the  Reallocation,  the aggregate par value of all  shares of stock  that the  Corporation  was  authorized  to issue was Fifty
Million  Dollars  ($50,000,000).  After giving effect to the  Reallocation,  the aggregate par value of all shares of stock that the Corporation is authorized to issue is Fifty Million Dollars ($50,000,000).

     SIXTH: Immediately prior to the Reallocation,  the nine (9) Series of stock of the  Corporation and the number of shares and aggregate par value of each was as follows:

SERIES                                 NUMBER OF SHARES    AGGREGATE PAR VALUE
------                                 -----------------   -------------------

Equity Income Fund                       1,715,000,000        $  17,150,000

Value Fund                                 955,000,000            9,550,000

Real Estate Fund                           185,000,000            1,850,000

Small Cap Value Fund                       540,000,000            5,400,000

Equity Index Fund                          475,000,000            4,750,000

Mid Cap Value Fund                          65,000,000              650,000

Large Company Value Fund                   965,000,000            9,650,000

NT Large Company Value Fund                 50,000,000            5,000,000

NT Mid Cap Value Fund                       50,000,000            5,000,000

The par  value of each  share of stock in each  Series is One Cent  ($0.01)  per share.

     SEVENTH:  Immediately prior to the  Reallocation,  the number of shares and aggregate par value of each allocated among the Classes of shares is as follows:

                                                   NUMBER OF
                                                     SHARES         AGGREGATE
  SERIES NAME                 CLASS NAME           ALLOCATED        PAR VALUE
  -----------                 ----------           ---------        ---------

Equity Income Fund            Investor         1,250,000,000      $12,500,000
                              Institutional      125,000,000        1,250,000
                              R                   10,000,000          100,000
                              Advisor            300,000,000        3,000,000
                              C                   30,000,000          300,000

Value Fund                    Investor           700,000,000       $7,000,000
                              Institutional      100,000,000        1,000,000
                              R                    5,000,000           50,000
                              Advisor            100,000,000        1,000,000
                              C                   10,000,000          100,000
                              A                   30,000,000          300,000
                              B                   10,000,000          100,000

Real Estate Fund              Investor           125,000,000       $1,250,000
                              Institutional       25,000,000          250,000
                              Advisor             35,000,000          350,000

 Small Cap Value Fund         Investor           300,000,000       $3,000,000
                              Institutional      100,000,000        1,000,000
                              R                   10,000,000          100,000
                              Advisor            125,000,000        1,250,000
                              C                    5,000,000           50,000

Equity Index Fund             Investor           100,000,000       $1,000,000
                              Institutional      375,000,000        3,750,000

Mid Cap Value Fund            Investor            50,000,000       $  500,000
                              Institutional        5,000,000           50,000
                              Advisor              5,000,000           50,000
                              R                    5,000,000           50,000

Large Company Value Fund      Investor           500,000,000       $5,000,000
                              Institutional      200,000,000        2,000,000
                              Advisor             75,000,000          750,000
                              C                   20,000,000          200,000
                              R                   10,000,000          100,000
                              A                  150,000,000        1,500,000
                              B                   10,000,000          100,000

NT Large Company Value Fund   Institutional       50,000,000         $500,000

NT Mid Cap Value Fund         Institutional       50,000,000         $500,000

     EIGHTH: Pursuant to authority expressly vested in the Board of Directors by
Article  FIFTH and  Article  SEVENTH of the  Articles  of  Incorporation  of the
Corporation,  the Board of  Directors  of the  Corporation  has  allocated  Five
Billion  (5,000,000,000)  shares of the Five Billion  (5,000,000,000)  shares of authorized  capital stock of the Corporation  among the nine (9) Series of stock of the Corporation as follows:

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SHARES                              NUMBER OF SHARES        AGGREGATE PAR VALUE
------                              ----------------        -------------------

Equity Income Fund                    1,725,000,000           $  17,250,000

Value Fund                              955,000,000               9,550,000

Real Estate Fund                        215,000,000               2,150,000

Small Cap Value Fund                    540,000,000               5,400,000

Equity Index Fund                       475,000,000               4,750,000

Mid Cap Value Fund                       65,000,000                 650,000

Large Company Value Fund                965,000,000               9,650,000

NT Large Company Value Fund              30,000,000               3,000,000

NT Mid Cap Value Fund                    30,000,000               3,000,000

     NINTH:  Pursuant to authority expressly vested in the Board of Directors by
Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of
Directors of the  Corporation (a) has duly  established  classes of shares (each hereinafter referred to as a "Class") for the Series of the capital stock of the
Corporation and (b) has allocated the shares designated to the Series in Article
EIGHTH above among the Classes of shares. As a result of the action taken by the
Board of Directors, the Classes of shares of the nine (9) Series of stock of the
Corporation  and the  number of  shares  and  aggregate  par value of each is as follows:

                                                   NUMBER OF
                                                     SHARES         AGGREGATE
  SERIES NAME                 CLASS NAME           ALLOCATED        PAR VALUE
  -----------                 ----------           ---------        ---------

 Equity Income Fund           Investor           1,250,000,000     $12,500,000
                              Institutional        125,000,000       1,250,000
                              R                     10,000,000         100,000
                              B                     10,000,000         100,000
                              Advisor              300,000,000       3,000,000
                              C                     30,000,000         300,000

 Value Fund                   Investor             700,000,000      $7,000,000
                              Institutional        100,000,000       1,000,000
                              R                      5,000,000          50,000
                              Advisor              100,000,000       1,000,000
                              C                     10,000,000         100,000
                              A                     30,000,000         300,000
                              B                     10,000,000         100,000

 Real Estate Fund             Investor             125,000,000      $1,250,000
                              Institutional         25,000,000         250,000
                              Advisor               35,000,000         350,000
                              C                     10,000,000         100,000
                              R                     10,000,000         100,000
                              B                     10,000,000         100,000

Small Cap Value Fund          Investor             300,000,000      $3,000,000

                              Institutional        100,000,000       1,000,000
                              R                     10,000,000         100,000
                              Advisor              125,000,000       1,250,000
                              C                      5,000,000          50,000

Equity Index Fund             Investor             100,000,000      $1,000,000

                              Institutional        375,000,000       3,750,000

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                                                   NUMBER OF
                                                     SHARES         AGGREGATE
  SERIES NAME                 CLASS NAME           ALLOCATED        PAR VALUE
  -----------                 ----------           ---------        ---------

Mid Cap Value Fund            Investor            50,000,000        $  500,000
                              Institutional        5,000,000            50,000
                              Advisor              5,000,000            50,000
                              R                    5,000,000            50,000

Large Company Value Fund      Investor           500,000,000        $5,000,000
                              Institutional      200,000,000         2,000,000
                              Advisor             75,000,000           750,000
                              C                   20,000,000           200,000
                              R                   10,000,000           100,000
                              A                  150,000,000         1,500,000
                              B                   10,000,000           100,000

NT Large Company Value Fund   Institutional       30,000,000          $300,000

NT Mid Cap Value Fund         Institutional       30,000,000          $300,000

     TENTH:  Except as  otherwise  provided by the express  provisions  of these
Articles  Supplementary,  nothing herein shall limit, by inference or otherwise, the  discretionary  right of the Board of  Directors to  serialize,  classify or reclassify and issue any unissued  shares of any Series or Class or any unissued shares that have not been  allocated  to a Series or Class,  and to fix or alter all terms thereof,  to the full extent provided by the Articles of Incorporation of the Corporation.

     ELEVENTH: A description of the series and classes of shares,  including the
preferences,   conversion  and  other  rights,   voting  powers,   restrictions,
limitations  as to  dividends,  qualifications,  and  terms and  conditions  for redemption is set forth in the Articles of  Incorporation of the Corporation and
is not  changed by these  Articles  Supplementary,  except  with  respect to the creation and/or designation of the various Series.

     TWELFTH: The Board of Directors of the Corporation duly adopted resolutions dividing into Series and Classes the authorized capital stock of the Corporation and allocating shares to each as set forth in these Articles Supplementary.

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     IN WITNESS WHEREOF,  AMERICAN CENTURY CAPITAL  PORTFOLIOS,  INC. has caused these Articles  Supplementary  to be signed and  acknowledged in its name and on its  behalf by its  Senior  Vice  President  and  attested  to by its  Assistant
Secretary on this 23rd day of July, 2007.

ATTEST:                                AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

/s/ Otis H. Cowan                      /s/ Charles A. Etherington
-----------------------------------    ---------------------------------------
Name:   Otis H. Cowan                  Name:     Charles A. Etherington
Title:  Assistant Secretary            Title:    Senior Vice President

     THE  UNDERSIGNED   Senior  Vice  President  of  AMERICAN   CENTURY  CAPITAL
PORTFOLIOS,  INC.,  who  executed on behalf of said  Corporation  the  foregoing
Articles Supplementary to the Charter, of which this certificate is made a part, hereby  acknowledges,  in the name of and on  behalf  of said  Corporation,  the foregoing Articles  Supplementary to the Charter to be the corporate act of said
Corporation,  and  further  certifies  that,  to  the  best  of  his  knowledge, information and belief,  the matters and facts set forth therein with respect to the approval  thereof are true in all material  respects  under the penalties of perjury.

Dated:  July 23, 2007            /s/ Charles A. Etherington
                                  ---------------------------------------------
                                  Charles A. Etherington, Senior Vice President

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